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                                                                    EXHIBIT 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Colorado Business Bankshares, Inc.

Ladies and Gentlemen:

    We have read the section entitled "Changes in Accountants" of Amendment No. 1 to the Registration Statement on Form SB-2 of COLORADO BUSINESS BANKSHARES, INC. filed on May 28, 1998 and are in agreement with the statements contained therein.

Very truly yours,

BAIRD, KURTZ & DOBSON
/s/ Baird, Kurtz & Dobson



May 28, 1998
Denver, Colorado